Registration No. 333-
      As filed with the Securities and Exchange Commission on July 24, 1997
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                      BROWN & SHARPE MANUFACTURING COMPANY
             (Exact name of registrant as specified in its charter)

Delaware                                                   05-0113140
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                       Precision Park, 200 Frenchtown Road
                       North Kingstown, Rhode Island 02852
          (Address of Principal Executive Offices, including Zip Code)

                           1989 Equity Incentive Plan
                            (Full Title of the Plan)

                               Charles A. Junkunc
                   Vice President and Chief Financial Officer
                      Brown & Sharpe Manufacturing Company
                       Precision Park, 200 Frenchtown Road
                       North Kingston, Rhode Island 02852
                                 (401) 886-2000
            (Name, Address and Telephone Number of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum        Proposed maximum
Title of securities         Amount to be         offering price per      aggregate offering       Amount of
to be registered            registered(1)        share(1)(2)             price(1)(2)              registration fee(4)
Class A Common Stock,       650,000              $13.07                  $8,495,500               $2,575
par value $1.00
per share(3); and
Class B Common Stock,       650,000
par value $1.00 per share

     (1) No more than 650,000 shares of Class A Common Stock and Class B Common Stock in the aggregate may be issued.
     (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Brown & Sharpe Class A Common Stock, par value $1.00, reported on the New York Stock Exchange Composite Transactions Index on July 22, 1997.
     (3) Includes such number of Preferred Stock Purchase Rights as are issuable in tandem with such shares of Common Stock.
     (4) Calculated on the basis of 650,000 shares of Class A Common Stock, par value $1.00 per share, because no market exists for the shares of Class B Common Stock, par value $1.00 per share, which shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for -one basis.


--------------------------------------------------------------------------------
                                    Page 1 of
                              Exhibit Index at Page

                                       -I-

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


NOTE: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities
           Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Brown & Sharpe Manufacturing Company (the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rules 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The Registrant hereby incorporates the following documents herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 28, 1997 and the Registrant's Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996, as filed with the Commission on June 27, 1997.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission May 13, 1997.

         (c) The information under the caption "Description of Capital Stock" on pages 22 and 23 in the Company's Prospectus dated October 1, 1980 filed pursuant to Rule 424(b) under the Securities Act of 1933, and any amendments or reports which have been or will be filed in the future for the purpose of updating such information.

         (d) The description of the Registrant's Class B Common Stock included in the Registrant's effective registration statement on Form 8-A, as filed with the Commission on April 28, 1988.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

         Section 148 of Subchapter IV of the General Corporation Law of the State of Delaware provides the following:

                (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
         (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                (g) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Section 10 of the Registrant's By-Laws provides the following:

                This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any direct or indirect subsidiaries of this corporation, or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-Law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         The Registrant has entered into separate Indemnity Agreements with each of the following directors and officers of the Registrant: James W. Hayes, III, dated May 1, 1987; John M. Nelson, dated May 1, 1987; Paul R. Tregurtha, dated May 1, 1987; Russell A. Boss, dated May 1, 1990; Howard K. Fuguet, dated May 1, 1990; Antonio Aparicio, dated May 1, 1992; C. John Cooke, dated May 1, 1992; Charles A. Junkunc, dated May 1, 1992; Karl J. Lenz, dated May 1, 1992; Henry D. Sharpe, III, dated May 1, 1992; Frank T. Curtin, dated May 3, 1995; Alfred J. Corso, dated May 3, 1995; James W. Cooper, dated August 19, 1996; Edward J. LaGraize, dated August 21, 1996; Harry A. Hammerly, dated October 25, 1996; John Robert Held, dated October 25, 1996; Roger E. Levien, dated October 25, 1996; Marcus Burton, dated January 1, 1997; Sergio Cappa, dated January 1, 1997; Christopher J. Garcia, dated January 1, 1997; Edward D. DiLuigi, dated June 16, 1997; and, Les W. Sgnilek, dated July 7, 1997.

                In addition, the Registrant maintains a directors' and officers' liability insurance policy.

Item 8.  Exhibits.
         ---------

Exhibit No.         Description
-----------         -----------

4. The Registrant hereby agrees to furnish to the Commission upon request copies of any long-term debt instruments not filed herewith because the securities authorized under any such instrument do not exceed ten percent of total assets of the Registrant and its Consolidated Subsidiaries.

5.                  Opinion of Ropes & Gray.

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto).

23.2.               Consent of Ernst & Young LLP.

23.3.               Consent of Coopers & Lybrand L.L.P.

24. Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").

Item 9.   Undertakings.
          -------------

         (a)    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Kingstown, State of Rhode Island on this day of July 24, 1997.

                                          BROWN & SHARPE MANUFACTURING
                                          COMPANY

                                          By  /s/ Charles A. Junkunc
                                              ----------------------------------
                                              Charles A. Junkunc, Vice President
                                                 and Chief Financial Officer

         We, the undersigned officers and directors of Brown & Sharpe Manufacturing Company, hereby severally constitute and appoint Frank T. Curtin, and Charles A. Junkunc, and each of them singly, our true and lawful attorneys or attorney to execute in our names, in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Frank T. Curtin                                   /s/ Henry D. Sharpe, III
-------------------------------------                 --------------------------
Frank T. Curtin, Director and                         Henry D. Sharpe, III
Chairman of the Board                                 Director
President and Chief Executive Officer
(Principal Executive Officer)


/s/ Russell A. Boss                                   /s/ John M. Nelson
--------------------------------------                --------------------------
Russell A. Boss                                       John M. Nelson
Director                                              Director


/s/ Howard K. Fuguet                                  /s/ Paul R. Tregurtha
--------------------------------------                --------------------------
Howard K. Fuguet                                      Paul R. Tregurtha
Director                                              Director


/s/ Harry A. Hammerly                                 /s/ Roger E. Levien
---------------------------------------               --------------------------
Harry A. Hammerly                                     Roger E. Levien
Director                                              Director


/s/ J. Robert Held                                    /s/ Alfred J. Corso
---------------------------------------               --------------------------
J. Robert Held                                        Alfred J. Corso
Director                                              Controller
                                                      (Principal Accounting
                                                      Officer)


/s/ Charles A. Junkunc
---------------------------------------
Charles A. Junkunc
Vice President and Chief Financial
Officer (Principal Financial Officer)

                                  EXHIBIT INDEX


Exhibit List

Exhibit No.      Description
-----------      -----------

4. The Registrant hereby agrees to furnish to the Commission upon request copies of any long-term debt instruments not filed herewith because the securities authorized under any such instrument do not exceed ten percent of total assets of the Registrant and its Consolidated Subsidiaries.

5.       Opinion of Ropes & Gray.

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto).

23.2.    Consent of Ernst & Young LLP.

23.3.    Consent of Coopers & Lybrand L.L.P.

24. Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").